State of Utah
Department of Commerce
Division of Corporations & Commercial Code
Articles of Incorporation (Profit)

This form must be type written or computer generated.

RECEIVED
APR 14 2011
Utah Div of Corp & Comm Code

Important: Read instructions before completing form

Non-Refundable Processing Fee: $70.00

1. Name of Corporation:	CH Real Estate II, inc.			
2. Purpose:	To hold real estate for investment and other lawful purposes.			
3. Shares:	Type:	Common	Number of Shares:	100,000,000
	Type:		Number of Shares:	

4. Who/What is the name of the Registered Agent (Individual or Business Entity or Commercial Registered Agent)?:
David Rees

The address must be listed if you have a non-commercial registered agent. What is a commercial registered agent?

Address of the Registered Agent: 175 South Main Street, 15th Floor

Utah Street Address Required, PO Boxes can be listed after the Street Address

City: Salt Lake City State UT Zip: 84111

5. Name, Signature and Address of Incorporator (attach additional page if there is more than 1 incorporator)

Name: Curt Hansen

Address: 175 South Main Street, 15th Floor City: Salt Lake City State: Utah Zip: 84111

Signature: [signature] Date: April 5, 2011

6. Principal Address: 175 South Main Street, 15th Floor City: Salt Lake City State: Utah Zip: 84111

Please list the officers and directors of the corporation. Must have at least 1 officer and 1 director within the 1st year of the corporation.

Name / Address	Position(s) / City	State	Zip
Curt Hansen	President		
175 South Main Street, 15th Floor	Salt Lake City	Utah	84111
Curt Hansen	Director		
175 South Main Street, 15th Floor	Salt Lake City	Utah	84111
Mike Hansen	Secretary		
2851 B 1/2 Road	Grand Junction	Colorado	81503
	Select or type in position		

Under GRAMA {63-2-201}, all registration information maintained by the Division is classified as public record. For confidentiality purposes, you may use the business entity physical address rather than the residential or private address of any individual affiliated with the entity.

Optional Inclusion of Ownership Information: This information is not required.

Is this a female owned business? ○ Yes ⊗ No

Is this a minority owned business? ○ Yes ⊗ No If yes, please specify: Select/Type the race of the owner here

04-14-11P02:40 RCVD

Amount Paid: $70.00
Receipt Number: 3541653
Date: 04/14/2011